[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

                                                                PRESS RELEASE
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                                                        FOR IMMEDIATE RELEASE

JAMES MONROE BANCORP ANNOUNCES STOCK SPLIT

ARLINGTON, VA (BUSINESS WIRE)--May 3, 2004.--James Monroe Bancorp, Inc. (Nasdaq Small Cap: JMBI - news) today announced that the Board of Directors of James Monroe Bancorp, Inc., has authorized a 3 for 2 stock split in the form of a 50% stock dividend for shareholders of record on May 14, 2004, payable June 1, 2004.

James Monroe Bancorp, Inc. is the holding company for James Monroe Bank, a state chartered commercial bank. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol "JMBI".